Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES FIRST QUARTER 2013 RESULTS

Conference Call and Webcast Scheduled for today, Wednesday, May 15, 2013 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, May 15, 2013 — Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported a net loss of $28.5 million, or $1.18 per basic and diluted share for the first quarter ended March 31, 2013. Core earnings for the first quarter were $22.6 million, or $0.93 per basic and diluted share(1).  The Company also reported a net book value of $19.42 per share as of March 31, 2013(2).

FIRST QUARTER 2013 HIGHLIGHTS

•                  Incurred a net loss of $28.5 million, or $1.18 per basic and diluted share

•                  Net loss includes $54.8 million of net unrealized loss on RMBS

•                  Generated core earnings of $22.6 million, or $0.93 per basic and diluted share(1)

•                  Declared a $0.95 per share regular dividend for the quarter

•                  $19.42 per share net book value as of March 31, 2013(2)

•                  3.04% weighted average portfolio yield on Agency RMBS, including IO securities accounted for as derivatives, and Non-Agency RMBS (including those Non-Agency securities accounted for as “linked transactions” under GAAP)(1)

•                  0.87% weighted average effective cost of financing on Agency RMBS, including swaps, and Non-Agency RMBS (including linked transactions)(1)

•                  2.17% weighted average net interest spread on Agency RMBS, including IO securities accounted for as derivatives, Non-Agency RMBS (including linked transactions), and swaps(1)

•                  $4.4 billion investment portfolio fair value as of March 31, 2013

•                  Constant prepayment rate on its Agency RMBS portfolio of 3.4% for the quarter

•                  8.7x leverage (including borrowings on linked-transactions) as of March 31, 2013(3)

(1)  Non – GAAP measure.

(2) The net book value per share is adjusted for the $0.95 dividend declared on April 1, 2013.

(3) Adjusted for the $0.95 dividend declared on April 1, 2013.

FIRST QUARTER 2013 RESULTS

For the first quarter ended March 31, 2013, the Company had a net loss of $28.5 million, or $1.18 per basic and diluted share. Included in the net loss was $54.8 million of net unrealized loss on RMBS and other securities, $13.9 million of net realized loss on RMBS and other securities (including other loss on residential mortgage-backed securities of $2.3 million), and $15.4 million of net gain on derivative instruments and linked transactions. During the period, the Company generated core earnings of $22.6 million, or $0.93 per basic and diluted share.  Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on RMBS; (v) non-cash stock-based compensation expense; and (vi) one-time events pursuant to changes in GAAP and certain other non-cash charges. Net interest income for the period was $28.6 million.

For the quarter ended March 31, 2013, the Company’s weighted average yield on its portfolio was 3.04%, including Agency RMBS, interest from Agency IO securities accounted for as derivatives, and Non-Agency RMBS (including linked transactions). The Company’s effective cost of funds on its Agency and Non-Agency RMBS financing (including the cost of interest rate swaps and linked transactions) was 0.87%. The annualized net interest spread on its portfolio was 2.17%, including Agency RMBS, interest from Agency IO securities accounted for as derivatives, and Non-Agency RMBS (including linked transactions) and taking into account the cost of the interest rate swaps.

CONSTANT PREPAYMENT RATES

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the first quarter was 3.4% on an annualized basis, as compared to 3.6% for the fourth quarter of 2012. The CPR for the Company’s portfolio for the month of April 2013 was 3.4%.

“During the first quarter of 2013, asset prices in the Agency RMBS market were influenced by a belief that QE3 monetary policy would end sooner than expected, causing mortgage spreads to widen and pay-ups on call-protected securities to decline,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “Given the composition of our portfolio, which reflects our belief that QE3 will continue for the foreseeable future, the moves in asset prices resulted in a decline in book value during the first quarter.  The market has since realized that it was premature in its view of a near-term reduction in QE3, which has resulted in a partial recovery of the book value lost during the first quarter, as spreads have narrowed and pay-ups on call-protected securities have increased since March 31, 2013.”

Stephen Fulton, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “We believe we are well positioned to generate attractive risk-adjusted returns over an entire interest rate cycle.  We may experience volatility in any one particular quarter during the cycle — as we did during the first quarter — but we expect our overall longer-term results to be very strong.  Since our IPO in May 2012, we have delivered an economic return of 15.5%(4)  on an annualized basis, and we are optimistic that over the entire interest rate cycle, we will be able to meet our goal of generating a consistent dividend for our shareholders while maintaining a stable book value.”

There can be no assurance that the Company will attain any investment objective or result.

DIVIDEND

On April 1, 2013, the Company declared a regular dividend of $0.95 per share of common stock with respect to the quarter ended March 31, 2013. Since inception WMC has declared and paid total dividends of $62.9 million or $3.30 a share.

PORTFOLIO COMPOSITION

As of March 31, 2013, the Company owned an aggregate securities portfolio equaling $4.4 billion in market value, comprised of $3.0 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $906.5 million of 20-year fixed-rate Agency RMBS, $216.1 million of Non-Agency RMBS (including $66.7 million of linked transactions), and $280.2 million market value of Agency interest-only and inverse interest-only strips (including $80.8 million market value of Agency IO securities accounted for as derivatives).

The following table sets forth additional information regarding the Company’s portfolio as of March 31, 2013:

Portfolio

($ in millions)

Agency RMBS	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.0%	$38.6	$40.4	$39.8
	3.5%	2,029.3	2,189.4	2,159.3
	4.0%	648.8	719.2	711.4
	5.5%	104.1	116.7	116.3
	6.0%	11.2	12.6	12.4
20-year fixed rate	3.0%	787.7	827.2	823.7
	3.5%	36.4	38.4	38.8
	4.0%	40.3	44.8	44.0
Total Agency RMBS		$3,696.4	$3,988.7	$3,945.7
Non-Agency RMBS (inc. Linked Transactions) (1)	1.3%	$378.8	$212.5	$216.1
Agency IOs and IIOs	4.3%	N/A	200.5	199.4
Agency IOs and IIOs accounted for as derivatives	5.0%	N/A	N/A	80.8
Total Agency IOs and IIOs			$200.5	$280.2
Total Portfolio			$4,401.7	$4,442.0

(4) Economic return is annualized and is based on the original $20.00 per share IPO price, adjusted net book value of $19.42 as of March 31, 2013, and $3.30 of cumulative dividends.

PORTFOLIO FINANCING

At March 31, 2013, the Company financed its portfolio with approximately $4.1 billion of borrowings under master repurchase agreements (including borrowings under linked transactions of $43.9 million) with fourteen (14) counterparties, bearing fixed interest rates with maturities between April 2013 and June 2013.

The Company has also entered into approximately $2.6 billion notional amount of pay-fixed receive-LIBOR swaps that have variable maturities between October 2014 and December 2033.  As of March 31, 2013 approximately 29% of the notional amount of these positions is forward starting swaps (approximately 7.5 months forward). In addition, the Company has entered into $910 million notional amount of pay-fixed receive-LIBOR swaptions with swap terms that range between 10 and 20 years and have exercise expiration dates that range from April 2013 to October 2013.

The following tables set forth additional information regarding the Company’s portfolio financing as of March 31, 2013:

Financing as of March 31, 2013

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$3,975.5	0.42%	23
Non-Agency RMBS	79.4	1.84%	51
Total:	4,054.9	0.45%	24
Linked Transactions	43.9	1.85%	37
Total including Linked Transactions:	$4,098.8	0.45%	24

The following tables summarize the average fixed pay rate and average maturity for the Company’s interest rate swaps and swaptions as of March 31, 2013:

Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$572.3	0.4%	2.1
> 3 year to 5 years	$394.5	0.8%	4.6
> 5 years	$1,607.0	1.9%	10.7
Total Portfolio	$2,573.8	1.4%	7.9

Swaption Transactions

($ in millions)

Expiration Dates	Notional Amount	Average Fixed Pay Rate	Average Swap Term (Years)
< 1 year	$910.0	2.5%	14.9

CONFERENCE CALL

The Company will host a conference call with a live webcast today, May 15, 2013 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the first quarter ended March 31, 2013.

Individuals interested in participating in the conference call may do so by dialing 800.762.8779 from the United States, or 480.629.9645 from outside the United States and referencing conference ID 4617989. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through May 29, 2013 by dialing 800.406.7325 from the United States, or 303.590.3030 from outside the United States, and entering conference ID 4617989. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests opportunistically in its other target assets, which include residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. The

Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2012 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 478-2700 x29	(916) 939-7285
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Condensed Balance Sheets

(in thousands—except share and per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$3,947	$56,292
Residential mortgage-backed securities, at fair value ($4,341,535 and $5,043,824 pledged as collateral, at fair value, respectively)	4,375,316	5,212,581
Linked transactions, net, at fair value	22,844	—
Investment related receivables	300,365	—
Accrued interest receivable	15,322	17,361
Due from counterparties	39,346	54,142
Derivative assets, at fair value	32,449	24,344
Other assets	329	244
Total Assets	$4,789,918	$5,364,964

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$4,054,930	$4,794,730
Accrued interest payable	6,944	6,561
Investment related payables	219,704	—
Derivative liability, at fair value	9,698	4,771
Cash overdraft payable	—	5,666
Accounts payable and accrued expenses	1,542	988
Underwriting and offering costs payable	8	75
Payable to related party	2,113	1,924
Dividend payable	—	27,041
Total Liabilities	4,294,939	4,841,756

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 24,304,503 and 24,143,944 shares issued and outstanding, respectively	243	241
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	505,722	505,454
Retained earnings (Accumulated Deficit)	(10,986)	17,513
Total Stockholders’ Equity	494,979	523,208
Total Liabilities and Stockholders’ Equity	$4,789,918	$5,364,964

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

For the three months ended March 31, 2013

Net Interest Income:
Interest income	$33,750
Interest expense	5,181
Net Interest Income	28,569

Other Income (Loss):
Interest income on cash balances and other income	33
Realized loss on sale of Residential mortgage-backed securities and other securities, net	(11,660)
Other loss on Residential mortgage-backed securities	(2,268)
Unrealized loss on Residential mortgage-backed securities and other securities, net	(54,759)
Gain on linked transactions, net	596
Gain on derivative instruments, net	14,840
Other Income (Loss), net	(53,218)

Operating Expenses:
General and administrative (includes $286 non-cash stock based compensation)	1,737
Management fee – related party	2,113
Total Operating Expenses	3,850

Net loss to Common Stock and participating securities	$(28,499)

Net Loss per Common Share – Basic	$(1.18)
Net Loss per Common Share - Diluted	$(1.18)
Dividends Declared per Share of Common Stock	$—

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below summarizes the reconciliation from Net Income to Core Earnings for the three months ended March 31, 2013:

(dollars in thousands)	For the three months ended March 31, 2013
Net Loss – GAAP	$(28,499)
Adjustments:

RMBS and other securities:

Unrealized loss on RMBS	54,759
Other loss on Residential mortgage-backed securities	2,268
Realized loss on sale of RMBS	11,660

Derivative Instruments:

Realized gain on termination of interest rate swaps	(18,258)
Realized gain on settlement of TBAs	(601)
Realized loss on Agency Interest-Only Strips – accounted for as derivatives	99
Mark-to-market adjustments on interest rate swaps	(1,858)
Mark-to-market adjustments on interest rate swaptions	1,506
Mark-to-market adjustments on options	324
Mark-to-market adjustments on TBAs	(1,224)
Mark-to-market adjustments on linked transactions	(250)
Mark-to-market adjustments on derivative instruments	2,348

Non-cash stock-based compensation expense	286
Total adjustments	51,059
Core Earnings – Non-GAAP Financial Measure	$22,560

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	0.93
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	0.93

Basic weighted average common shares and participating securities	24,206,170
Diluted weighted average common shares and participating securities	24,338,990

Reconciliation of Interest Income

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency Interest-Only and Agency Inverse Interest-Only Strips classified as derivatives and interest income on linked transactions (non-GAAP financial measure) for the three months ended March 31, 2013:

(in thousands)	For the three months ended March 31, 2013
Coupon Interest	$51,001
Premium accretion, discount amortization and amortization of basis, net	(17,251)
Interest Income	$33,750

Contractual Interest income, net of amortization basis on Agency Interest-Only and Interest Strips, classified as derivatives(1):
Coupon Interest	$5,943
Amortization of basis (Non-GAAP Financial Measure)	(4,184)
Contractual Interest income, net of discount amortization on Linked Transactions(2):
Coupon Interest	106
Discount accretion	329
Subtotal	2,194
Total interest income, including interest income on Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$35,944

(1)         Reported in Gain on derivative instruments in the Statement of Operations.

(2)         Reported in Gain on linked transactions in the Statement of Operations.

The following table reconciles the Effective Cost of Funds (non-GAAP financial measure) with interest expense for the three months ended March 31, 2013:

(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$5,181	0.46%
Interest expense on linked transactions	90	1.85%
Net interest paid - interest rate swaps	4,582	0.40%
Effective Borrowing Costs - Non-GAAP Financial Measure	$9,853	0.87%
Weighted average repurchase borrowings (1)	4,606,037

(1)   Includes average repurchase borrowings under linked transactions.